Exhibit 1

                                                               EXECUTION COPY
                            STOCK PURCHASE AGREEMENT
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                     STOCK PURCHASE AGREEMENT, dated as of December 29, 2004
(this "Agreement"), by and among Ian M. Cumming (the "Seller") and Jefferies & Company, Inc. (the "Purchaser").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                     WHEREAS, the Seller is the owner of seven hundred fifty thousand (750,000) common shares (the "Shares"), $1.00 par value, of Leucadia National Corporation, a New York corporation (the "Issuer"); and

                     WHEREAS, the Shares are "Exchange Shares" as such term is defined in the Agreement and Plan of Reorganization dated February 23, 1989 (the "Plan") between the Issuer and TLC Associates, Inc. a New York general partnership that was dissolved effective May 31, 1990, of which the Seller was a general partner; and

                     WHEREAS, as Exchange Shares, the Shares are subject to registration rights as set forth in Exhibit 1 to the Plan (the "Registration Rights"); and

                     WHEREAS, the Issuer has declared a three-for-two stock split to be effected in the form of a 50% stock dividend (the "Stock Dividend") and a cash dividend of $0.375 per common share (on a pre-split basis) (the "Cash Dividend"), in each case payable on December 31, 2004 to shareholders of record on December 23, 2004; and

                     WHEREAS, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, all of the Seller's right, title and interest in and pertaining to the Shares for an aggregate purchase price of $49,500,000 (the "Purchase Price"), all upon the terms and conditions hereinafter set forth;

                     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.  PURCHASE AND SALE

                     1.1 Purchase and Sale . Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell, transfer and assign to the Purchaser, on the Closing Date (as defined below), all of the Seller's right, interest and title in the Shares, the Stock Dividend, and the Registration Rights applicable to the Shares and the shares to be issued pursuant to the Stock Dividend, for the Purchase Price. Seller and Purchaser agree that Seller shall retain the Cash Dividend payable on the Shares and Purchaser shall receive the shares of the Issuer payable upon the Stock Dividend (the "Dividend Shares"). On the Closing Date, the Purchaser shall pay the Purchase Price to the Seller by a wire transfer of immediately available funds into an account designated by such Seller.
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                     1.2 The Closing.

                     (a) The closing of the purchase and sale of the Shares and the other transactions contemplated hereby (the "Closing") shall take place on January 7, 2005, or such date and time as shall be mutually agreed to by the parties hereto, but in no event later than January 21, 2005, subject to the satisfaction or waiver of the conditions set forth in Section 4 hereof (the "Closing Date").

                     (b) At the Closing:

                      (i) the Seller shall deliver, or cause to be delivered, to the Purchaser (A) one or more stock certificates representing the Shares and the Dividend Shares, duly registered in the name of the Purchaser, (B) the opinion as set forth in Section 4.1(b), (C) such documents or agreements, in such form reasonably satisfactory to Purchaser, evidencing the Issuer's obligation to register under the Securities Act of 1933, as amended (the "Securities Act") the resale by the Purchaser of the Shares and the Dividend Shares and (D) all such other documents and instruments, if any, that are mutually determined by the Seller and the Purchaser to be necessary to effectuate the transactions contemplated by this Agreement; and

                      (ii) the Purchaser shall deliver, or cause to be delivered, to the Seller (A) a wire transfer of immediately available funds into an account designated by the Seller in the amount of the Purchase Price and (B) all such other documents and instruments, if any, that are mutually determined by such Seller and the Purchaser to be necessary to effectuate the transactions contemplated by this Agreement.

2. PURCHASER'S REPRESENTATIONS AND WARRANTIES

                     The Purchaser makes the following representations and warranties to the Seller, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

                     2.1 Authority; Binding Effect. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming the due execution and delivery thereof by the Seller) constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                     2.2 No Conflicts. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder will not conflict with, constitute a default under or violate (1) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Purchaser, (2) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Purchaser is a party or by which it is bound, (3) any law or regulation applicable to the Purchaser, including but not limited to, the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (4) any judgment,


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writ, injunction, decree, order or ruling of any court or governmental authority binding on the Purchaser.

                     2.3 No Consents. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Purchaser of this Agreement, the consummation by the Purchaser of the transactions contemplated hereby or the performance by the Purchaser of its obligations hereunder.

                     2.4 Investment Intention; Accredited Investor. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. The Purchaser is purchasing the Shares for its own account, for investment purposes and not with a view to the distribution thereof other than pursuant to an offering registered pursuant to the Securities Act or pursuant to an exemption therefrom.

                     2.5 No Reliance or Solicitation. Except as are set forth in this Agreement, the Purchaser has not received any representations or warranties from the Seller or his representatives or agents concerning the Issuer, the Shares or the transaction contemplated hereby. The Purchaser is not purchasing the Shares as a result of (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (2) any seminar or meeting whose attendees, including the Purchaser, had been invited as a result of any of the foregoing.

                     2.6 No Securities Act Registration. The Purchaser understands that the Seller may be deemed to be an "affiliate" of the Issuer (as such term is defined in Rule 144 under the Securities Act). The Purchaser understands that the Shares to be acquired by it have not been registered under the Securities Act and may not be sold or otherwise transferred without registration under the Securities Act or pursuant to an exemption from such registration requirements.

3.  SELLER'S REPRESENTATIONS AND WARRANTIES

                     The Seller makes the following representations and warranties to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

                     3.1 Authority; Binding Effect. The Seller has the legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by the Seller and (assuming the due execution and delivery thereof by the Purchaser) constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.


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                     3.2 No Conflicts. The execution and delivery by the Seller of this Agreement and the performance by the Seller of his obligations hereunder will not conflict with, constitute a default under or violate (1) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Seller is a party or by which he is bound, (2) any law or regulation applicable to the Seller, including but not limited to, the Securities Act and the Exchange Act, or (3) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Seller.

                     3.3 No Consents. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Seller of this Agreement, the consummation by the Seller of the transactions contemplated hereby or the performance by the Seller of his obligations hereunder, other than filings by the Seller under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended. No consent, approval, waiver, authorization or other action by the Issuer is required in connection with the execution and delivery by the Seller of this Agreement, the consummation by the Seller of the transactions contemplated hereby or the performance by the Seller of his obligations hereunder, other than such which have been obtained by the Seller or will be obtained by the Seller on or prior to the Closing Date.

                     3.4 Ownership and Transfer. The Seller is the record and beneficial owner of the Shares, free and clear of any and all liens, charges, security interests, options, claims, equitable interests, pledges, proxies, voting trusts or agreements, encumbrances, restrictions or adverse interests of any kind and of any nature whatsoever (collectively, "Liens"), except for such restrictions on transfer imposed by applicable federal or state securities laws or the certificate of incorporation of the Issuer. Upon transfer, assignment and delivery of the Shares and the Dividend Shares and payment therefor in accordance with the terms of this Agreement, the Purchaser will acquire good and marketable title to such shares, free and clear of any and all Liens, except for such restrictions on transfer imposed by applicable federal or state securities laws or the certificate of incorporation of the Issuer.

4.  CONDITIONS PRECEDENT

                     4.1 The obligations of the Purchaser and the Seller under
Section 1 hereof are subject to the following conditions:

                     (a) All of the representations and warranties of the Purchaser and the Seller contained in this Agreement shall be true and correct on and as of the date hereof and on the Closing Date.

                     (b) On the Closing Date the Purchaser shall have received the favorable opinion of counsel for the Seller, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Purchaser.


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                     (c) On the Closing Date the Purchaser shall have received
such documents or agreements, in such form reasonably satisfactory to Purchaser, evidencing the Issuer's obligation to register under the Securities Act the resale by the Purchaser of the Shares and the Dividend Shares.

                     (d) The Seller shall have received the Purchase Price and the Purchaser shall have received certificates for the Shares and the Dividend Shares, duly registered in the name of the Purchaser.

                     4.2 The obligations of the Purchaser under Section 1 hereof are subject to the further condition that the average closing price of the common shares of Leucadia for the four trading days up to and including January 3, 2005 shall be not less than $60.00 per share (on a split-adjusted basis).

5.  MISCELLANEOUS

                     5.1 Further Assurances. The Seller and the Purchaser agree to execute and deliver such other documents or agreements and to take such other action as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                     5.2 Complete Agreement; Amendments; Waivers. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supercedes any previous agreement or understanding between them relating hereto and may not be modified, altered or amended except as provided herein. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                     5.3 Expenses. Each party hereto shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.


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                     5.4 Waiver Of Jury Trial. The parties hereto waive all
right to trial by jury in any action or proceeding to enforce or defend any rights under the transaction documents.

                     5.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

                     5.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

                     5.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                     5.8 Submission to Jurisdiction; Consent to Service of Process. The Purchaser and the Seller each agrees to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on the Purchaser or the Seller in any action arising out of or relating to any of this Agreement shall be effective if mailed to such party in accordance with the provisions of Section 5.9 hereof. Nothing herein shall preclude the Purchaser or the Seller from bringing suit or taking other legal action in any other jurisdiction.

                     5.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt required, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

           If to the Seller, to:

           Ian M. Cumming
           529 East South Temple
           Salt Lake City, Utah 84102


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           If to the Purchaser, to:

           Jefferies & Company, Inc
           520 Madison Avenue
           New York, New York  10022
           Attention: General Counsel

                     5.10 Survival. All of the representations, warranties, covenants and agreements of the parties in this Agreement shall survive the Closing.

                     5.11 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                     5.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which when executed and delivered shall be considered one and the same agreement.




                            [signature page follows]










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                     IN WITNESS WHEREOF, each Seller and the Purchaser have
executed this Agreement as of the day and year first above written.


                                   PURCHASER:


                                   JEFFERIES & COMPANY, INC.

                                   By: /s/ Roland T. Kelly
                                       --------------------------------
                                   Name: Roland T. Kelly
                                   Title: Vice President and
                                          Assistant General Counsel



                                   SELLER:

                                   /s/ Ian M. Cumming
                                   ------------------------------------
                                   Ian M. Cumming


















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